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                                                                    EXHIBIT 99.2
                                                                    ------------

                       THE ULTIMATE SOFTWARE GROUP, INC.
                               2000 Ultimate Way
                             Weston, Florida 33326

March 27, 2002

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Annual Report on Form 10-K for the Year Ended December 31, 2001; Confirmation of Receipt of Assurances from Arthur Andersen LLP

Ladies and Gentlemen:

The Ultimate Software Software Group, Inc. engages Arthur Andersen LLP ("Andersen") as our independent public accountants. Andersen completed its audit work on our financial statements for the year ended December 31, 2001 on February 1, 2002 and Andersen's opinion with respect to our financial statements bears that date. However, we did not file our Annual Report on Form 10-K for the year ended December 31, 2001 until after March 14, 2002.

We are aware of the contents of Release No. 34-45590 and the addition of Temporary Note 3T to Article 3 of Regulation S-X (the "Temporary Note"). As the audit of our financial statements was completed prior to March 14, 2002, we believe that the requirements set forth in the Temporary Note are not applicable to our situation. However, in an abundance of caution, we have requested and received from Andersen a letter representing to us that its audit was subject to Andersen's quality control system for U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

Respectfully submitted,

THE ULTIMATE SOFTWARE GROUP, INC.

/s/ Mitchell K. Dauerman
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Mitchell K. Dauerman
Executive Vice President, Chief Financial
 Officer and Treasurer